Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated June 25, 2021, relating to the financial statements of Scapa Group Limited appearing in the Current Report on Form 8-K/A of Schweitzer-Mauduit International, Inc. filed on June 25, 2021.

/s/ Deloitte LLP

Manchester, United Kingdom

May 4, 2022